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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30405) pertaining to the 1995 Stock Plan, 1995 Director Option Plan and Employee Stock Purchase Plan of ENDOcare, Inc. of our report dated February 14, 1996, with respect to the financial statements and schedule of ENDOcare, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                               ERNST & YOUNG LLP


Orange County, California
March 26, 1998